As filed with the Securities and Exchange Commission on June 20, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AVROBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-0710585
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Kendall Square

Building 300, Suite 201

Cambridge, MA 02139

(617) 914-8420

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Geoff MacKay

President and Chief Executive Officer

One Kendall Square

Building 300, Suite 201

Cambridge, MA 02139

(617) 914-8420

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur McGivern, Esq. James Xu, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Katina Dorton AVROBIO, Inc. One Kendall Square Building 300, Suite 201 Cambridge, Massachusetts 02139 (617) 914-8420	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-225213

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	(Do not check if a smaller reporting company) ☒	Smaller Reporting Company	☐

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, $0.0001 par value per share	961,351	$19.00	$18,265,669	$2,274.08

(1)	Represents only the additional number of shares being registered and includes 125,393 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-225213).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $91,328,400 on a Registration Statement on Form S-1 (File No. 333-225213), which was declared effective by the Securities and Exchange Commission on June 20, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,265,669 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-225213) filed by AVROBIO, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 20, 2018, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-225213), originally filed with the Securities and Exchange Commission on May 25, 2018 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 20th day of June, 2018.

AVROBIO, INC.

By:	/s/ Geoff MacKay
	Name:	Geoff MacKay
	Title:	President, Chief Executive Officer and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Geoff MacKay Geoff MacKay	Director, President, Chief Executive Officer and Principal Executive Officer	June 20, 2018

/s/ Katina Dorton Katina Dorton	Chief Financial Officer and Principal Financial and Accounting Officer	June 20, 2018

*	Chairman of the Board of Directors	June 20, 2018
Bruce Booth, D.Phil.

*	Director	June 20, 2018
Ian T. Clark

	Director	June 20, 2018
Phillip B. Donenberg

*	Director	June 20, 2018
Annalisa Jenkins, M.B.B.S., F.R.C.P.

*	Director	June 20, 2018
Christopher Paige, Ph.D.

*	Director	June 20, 2018
Scott G. Requadt

*	Director	June 20, 2018
Joshua Resnick, M.D.

*	Pursuant to Power of Attorney

By:	/s/ Geoff MacKay
Geoff MacKay Attorney-In-Fact

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